001222 ⁘ К

ANTONOV®

COMPANY

1, vul. Akademika Tupoleva, Kyiv,
03062 Ukraine
Fax: 38(044) 400-81-44
Phone: 38(044) 454-31-49
Phone: 38(044) 454-32-33
E-mail: **info@antonov.com**

07.07.2010 No 32/655

Ref. No ________ of ____________

The Honorable Robert M. Gates
Secretary of Defense
1000 Defense Pentagon
Washington, DC 20301-1000

Re: KC-X Tanker Modernization Program

Dear Mr. Secretary:

ANTONOV Company in joint cooperation with U.S. Aerospace, Inc., hereby, gives notice of their intention to bid in response to the Request for Proposal from the U.S. Air Force for the KC-X Tanker Modernization Program.

We anticipate bidding two models of aircraft, the AN-122-KC and AN-112-KC, each of which meets all requirements for the program. The aircraft will be built by ANTONOV in Ukraine with final assembly of tankers with special equipment in the United States by U.S. Aerospace. We are pleased to be able to offer a superior aircaft to the U.S. warfighter.

We are available at your convenience to answer any questions you may have. Thank you for allowing us the opportunity to enter the competition.

Sincerely yours,

Dmytro Kiva,
President – General Designer